Penson Worldwide, Inc.
1700 Pacific Avenue, Suite 1400
Dallas, Texas 75201
www.penson.com
PRESS RELEASE
Penson Worldwide, Inc. Reports Results for First Quarter Ended March 31, 2011
Dallas, TX, May 5, 2011 — Penson Worldwide, Inc. (NASDAQ: PNSN) today reported improved results for the first quarter ended March 31, 2011, with net revenues of $82.3 million increasing 3% from the fourth quarter of 2010, and the net loss declining 11% to $2.9 million, or ($0.10) per share, compared to $3.2 million, or ($0.11) per share, in the fourth quarter of 2010.
First quarter 2011 results included $1.4 million in certain non-operating expenses, equal to ($0.03) per share net of tax, while the preceding quarter included $1.8 million of such items, equal to ($0.04) per share net of tax. Excluding these, net loss was approximately $2.0 million, or ($0.07) per share, in both quarters.
Interest earning average daily balances increased 7%, to $8.7 billion. This reflected higher balances of segregated assets and margin loans, primarily from existing correspondents’ customers toward the end of the quarter.
“While we will not be satisfied until we report profitable consolidated results, we are pleased that first quarter operations were generally in line with our expectations,” said Philip A. Pendergraft, Chief Executive Officer. “Net revenues were slightly higher due to increased equity and execution volumes in Australia and increased equity volumes in Canada, while expenses were slightly higher due to seasonal factors.”
“We continue to move ahead with our 2011 plan, which calls for reducing quarterly losses and generating a small profit (excluding first quarter non-operating items) for the year,” said Mr. Pendergraft. “Key elements continue to be focusing on expanding revenues in all major geographic markets, while reducing costs in the US and Canada through the conversion of our securities processing technology to the Broadridge Financial Solutions, Inc. (NYSE: BR) platform.”
Additional 1Q11 Analysis (on a sequential quarter basis)
•	Non-interest revenues of $62.2 million increased 4%, with clearing and commission fees up 2%, technology revenues up 17%, and “other” revenues up 5%. On a per day basis, non-interest revenues per day increased 7% to $1 million, reflecting two fewer trading days in the first quarter compared to the fourth quarter.

•	Net interest revenues of $20.1 million were virtually level, with a small net revenue increase from interest earning average daily balances offsetting small declines from conduit and money market net revenues. Net interest revenues from average daily balances reflected an increase in balances, partially offset by a five basis point decline in spread.
For Immediate Release

•	Pro-forma expenses increased 3%. Floor brokerage, exchange and clearance fees increased 14%, reflecting higher rates at the beginning of the year and a slight mix shift towards options trades, which are more costly to process. Employee compensation and benefits declined 2%, reflecting cost savings, partially offset by higher payroll taxes, which are typical at the beginning of the year.

•	First quarter expenses included $8.3 million of non-cash items that had a $5.1 million net after tax effect compared to $8.0 million and $5.2 million in the fourth quarter. First quarter non-operating expenses were comprised of $1.0 million related to litigation reserves with the $0.4 million balance related to severance costs and Penson Futures’ technology conversion.

•	Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and stock-based compensation, and excluding certain non-operating expenses) was $13.2 million compared to $13.0 million in the fourth quarter.

•	The tax rate was 38% versus 35% in the fourth quarter.
Correspondent Count
Penson ended the first quarter with 437 revenue-generating correspondents. Penson securities clearing operations increased a net 8, for a total of 375, while Penson Futures added a net 4, for a total of 62. As of March 31, 2011, there was a “pipeline” of 37 new correspondents signed, but not yet contributing to revenues.
Broadridge Conversion
Penson Financial Services Canada Inc. successfully completed the conversion of its correspondents to Broadridge’s BPS platform in early February. Penson Financial Services, Inc. is expected to complete its conversion by the end of the third quarter. By moving these subsidiaries to BPS, Penson expects to reduce annual costs $7-$10 million and improve overall scalability.
Interest Rate Sensitivity
Based on the size and composition of Penson’s interest-earning and interest-paying average balances for the first quarter of 2011, the Company estimates that each 25 basis point increase in the federal funds rate would increase net interest revenue by approximately $1.3 million per quarter.
Conference Call
Penson will host a conference call on Friday, May 6, 2011, at 10:00 AM Eastern Time (9:00 AM Central Time) to discuss this news release and other related subjects. The call will be accessible live via a webcast on the Penson Investor Relations section of www.penson.com along with supporting materials. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.
Non-GAAP Financial Measures
The Company uses certain non-GAAP measures of financial performance to supplement the unaudited financial statements presented in accordance with GAAP. The Company presents non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.

We have reported our results of operations both with and without the effect in the first quarter of 2011 of legal expenses related to increasing reserves, costs to prepare subsidiaries for their technology conversion, and severance costs associated with a reduction in staff. We have also reported our results of operations both with and without the effect in the fourth quarter of 2010 of legal expenses to conclude certain outstanding matters in litigation, certain bad debt, costs to prepare subsidiaries for their technology conversion, and severance costs associated with a reduction in staff. We believe that, given the nature of these items, it is useful to state what our results of operations would have been without them so that investors can see underlying trends in our business.
EBITDAS (earnings before interest, taxes, depreciation, amortization and stock-based compensation) is considered a non-GAAP financial measure as defined by SEC Regulation G. The Company considers EBITDAS an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDAS eliminates the non-cash effect of tangible asset depreciation and amortization, intangible asset amortization and stock-based compensation.
The Company also considers “Adjusted EBITDA” (another non-GAAP financial measure as defined by SEC Regulation G) an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. “Adjusted EBITDA” eliminates the effect in the first quarter of 2011 of legal expenses related to increased reserves, costs to prepare subsidiaries for their technology conversion, stock-based compensation and severance costs associated with a reduction in staff. Further, in the fourth quarter of 2010, “Adjusted EBITDA” eliminates the effect of legal expenses to conclude certain outstanding matters in litigation, certain bad debt, costs to prepare subsidiaries for their technology conversion, stock-based compensation and severance costs associated with a reduction in staff. EBITDAS and “Adjusted EBITDA” should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.
About Penson Worldwide: www.penson.com
The Penson Worldwide group of companies provides execution, clearing, custody, settlement and technology infrastructure products and services to financial services firms and others servicing the global financial services industry. The Penson Worldwide group of companies includes Penson Financial Services, Inc., Penson Financial Services Canada Inc., Penson Financial Services Ltd., Nexa Technologies, Inc., Penson Futures, Penson Asia Limited, and Penson Financial Services Australia Pty Ltd, among other companies. Headquartered in Dallas, Texas, Penson has served the clearing needs of the global financial services industry since 1995. Penson Worldwide — Building the Best Clearing and Execution Services Firm in the World.
Penson Financial Services, Inc. is a member of FINRA, New York Stock Exchange, NYSE Arca Exchange, NYSE Amex Equities, NYSE Amex Options, BATS Exchange, Direct Edge Exchanges (EDGA and EDGX), Chicago Board Options Exchange (CBOE), Chicago Stock Exchange, International Securities Exchange (ISE), NASDAQ OMX BX, NASDAQ OMX PHLX, NASDAQ Stock Market, NASDAQ LIFFE, LLC, National Stock Exchange, Options Clearing Corp. (OCC), Fixed Income Clearing Corp. (FICC), MSRB, National Securities Clearing Corp. (NSCC), DTC, ICMA, Euroclear, and SIPC. Penson Financial Services Canada Inc. is a participating organization with the Toronto Stock Exchange, the Montreal Exchange, the CNQ Exchange and the TSX Venture Exchange, is regulated by the Investment Industry Regulatory Organization of Canada, is a member of the CIPF, CDCC and CDS and subscribes to various Canadian Alternative Trading Systems. Penson Financial Services Ltd. is a member of the London Stock Exchange, Chi-X Europe, BATS Europe, NYSE Arca, NYSE Euronext, and SmartPool, and is authorized and regulated by the Financial Services Authority. Penson Financial Services Australia Pty Ltd holds an

Australian Financial Services License and is a Participant of ASX Limited, Australian Clearing House Pty Limited, and ASX Settlement and Transfer Corporation Pty Limited. Penson Futures is a registered Futures Commission Merchant and clearing member at the Chicago Mercantile Exchange, Chicago Board of Trade, New York Mercantile Exchange, Kansas City Board of Trade, Minneapolis Board of Trade, NYSE Liffe, and ICE Futures.
Forward-Looking Statements
Statements contained in this news release that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. Actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Penson undertakes no obligation to publicly update or revise any forward-looking statement.
Contacts: Gary Fishman (gary.fishman@anreder.com), Steven Anreder (steven.anreder@anreder.com), or Michael Shallo (michael.shallo@anreder.com), of Anreder & Company, at +1-212-532-3232

PENSON 1Q11 RESULTS
Penson Worldwide, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
Revenues
Clearing and commission fees	$43,847	$42,901	$34,366
Technology	6,020	5,167	5,384
Interest, gross	28,366	27,105	20,590
Other	12,330	11,768	12,554

Total revenues	90,563	86,941	72,894
Interest expense from securities operations	8,254	6,924	5,467

Net revenues	82,309	80,017	67,427

Expenses
Employee compensation and benefits	28,479	29,063	27,634
Floor brokerage, exchange and clearance fees	12,165	11,395	9,088
Communications and data processing	19,364	18,935	11,397
Occupancy and equipment	8,528	8,278	7,804
Other expenses	8,677	7,746	6,725
Interest expense on long-term debt	9,711	9,530	4,555

	86,924	84,947	67,203

Income (loss) before income taxes	(4,615)	(4,930)	224
Income tax expense (benefit)	(1,754)	(1,726)	85

Net income (loss)	$(2,861)	$(3,204)	$139

Earnings (loss) per share — basic	$(0.10)	$(0.11)	$0.01

Earnings (loss) per share — diluted	$(0.10)	$(0.11)	$0.01

Weighted average common shares outstanding — basic	28,478	28,394	25,573
Weighted average common shares outstanding — diluted	28,478	28,394	25,704

PENSON 1Q11 RESULTS
Penson Worldwide, Inc.
Condensed Consolidated Statements of Financial Condition
(In thousands)

	March 31,	December 31,
	2011	2010
	(unaudited)
ASSETS
Cash and cash equivalents	$146,263	$138,614
Cash and securities — segregated under federal and other regulations	5,691,672	5,407,645
Receivable from broker-dealers and clearing organizations	563,262	257,036
Receivable from customers, net	2,974,272	2,209,373
Receivable from correspondents	174,958	129,208
Securities borrowed	1,568,721	1,050,682
Securities owned, at fair value	206,714	201,195
Deposits with clearing organizations	476,427	423,156
Property and equipment, net	36,875	37,743
Other assets	394,387	399,532

Total assets	$12,233,551	$10,254,184

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Payable to broker-dealers and clearing organizations	$571,521	$128,536
Payable to customers	8,644,401	7,498,626
Payable to correspondents	506,306	469,542
Short-term bank loans	318,312	338,110
Notes payable	270,834	259,729
Securities loaned	1,383,459	1,015,351
Securities sold, not yet purchased, at fair value	120,509	115,916
Accounts payable, accrued and other liabilities	118,272	127,453

Total liabilities	11,933,614	9,953,263

Stockholders’ Equity
Total stockholders’ equity	299,937	300,921

Total liabilities and stockholders’ equity	$12,233,551	$10,254,184

PENSON 1Q11 RESULTS
Penson Worldwide, Inc.
Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,
(in thousands)	2010	2010	2010	2010	2011
Interest revenue
Interest on asset based balances	$16,990	$16,829	$19,635	$23,776	$25,594
Interest on conduit borrows	3,659	2,932	2,021	2,074	1,713
Money market	(59)	317	1,339	1,255	1,059

Total interest revenue	20,590	20,078	22,995	27,105	28,366

Interest expense
Interest expense on liability based balances	3,149	2,780	3,609	5,495	7,119
Interest on conduit loans	2,318	2,074	1,415	1,429	1,135

Total interest expense	5,467	4,854	5,024	6,924	8,254
Net interest revenue	$15,123	$15,224	$17,971	$20,181	$20,112

Average daily balance (1)
Interest earning average daily balance	$5,842,117	$6,012,500	$6,749,660	$8,136,860	$8,732,293
Interest paying average daily balance	5,343,046	5,565,131	6,132,368	7,381,684	8,104,356
Conduit borrow	628,684	615,696	583,871	545,523	652,845
Conduit loan	626,605	613,485	582,624	548,027	652,402

Average interest rate on balances (1)
Interest earning average daily balance	1.16%	1.12%	1.16%	1.17%	1.17%
Interest paying average daily balance	0.24%	0.20%	0.24%	0.30%	0.35%

Spread	0.92%	0.92%	0.92%	0.87%	0.82%
Conduit borrow	2.33%	1.90%	1.38%	1.52%	1.05%
Conduit loan	1.48%	1.35%	0.97%	1.04%	0.70%

Spread	0.85%	0.55%	0.41%	0.48%	0.35%

(1)	Excludes money market revenues and balances. Money market balances are not recorded on the PWI balance sheet.

Fed rate
Average	0.25%	0.25%	0.25%	0.25%	0.25%
Ending	0.25%	0.25%	0.25%	0.25%	0.25%

PENSON 1Q11 RESULTS
Penson Worldwide, Inc.
Non-GAAP Disclosure
(Unaudited)
(In thousands, except per share data)

Three Months
Ended
March 31,
2011

Net revenues, GAAP basis	$82,309

Net loss, GAAP basis	$(2,861)
Non-GAAP adjustments, net of tax:
Litigation costs	628
Severance costs	123
Conversion costs	87

Net loss, as adjusted	$(2,023)

Loss per share — basic, GAAP basis	$(0.10)

Loss per share — basic, as adjusted	$(0.07)

Loss per share — diluted, GAAP basis	$(0.10)

Loss per share — diluted, as adjusted	$(0.07)

Weighted average common shares outstanding — basic	28,478
Weighted average common shares outstanding — diluted	28,478
Weighted average common shares outstanding — diluted, as adjusted	28,478

PENSON 1Q11 RESULTS
Penson Worldwide, Inc.
Reconciliation of net loss to EBITDAS
(Unaudited)
(In thousands)

Three Months
Ended
March 31,
2011

Net loss	$(2,861)
Income tax benefit	(1,754)
Depreciation	4,769
Amortization	1,050
Interest expense on long-term debt:
Cash interest expense	8,237
Noncash interest expense	1,474
Stock-based compensation	975

EBITDAS (1)	11,890
Litigation costs	1,013
Severance costs	199
Conversion costs	140

Adjusted EBITDA	$13,242

(1)	Defined as earnings before interest, income taxes, depreciation, amortization and stock-based compensation.